Exhibit 16.5

De Leon & Company, P.A. CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS 510 NW 159th Lane Pembroke Pines, Florida 33028 (954) 445-6478 fax (954) 438-6481	CPA The CPA. Never Underestimate The Value

March 16, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC

RE:    Commission File # 000-32673
          Trans World Benefits International, Inc.

We have read the form 8-K Amendment 2 of Trans World Benefits International, Inc. Dated December 24, 2008 to be filed on or around March 17, 2009. We agree with such filing as it regards our firm except as to item d to which we no basis to agree or disagree.

Sincerely,

/s/  De Leon & Company, P.A.
De Leon & Company, P.A.
Certified Public Accountants

MEMBER.	FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	BOARD CERTIFIED IN BUSINESS APPRAISALS
	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	CERTIFIED MANAGEMENT ACCOUNTANT
	INSTITUTE OF MANAGEMENT ACCOUNTANTS	CERTIFIED IN FINANCIAL MANAGEMENT
	INSTITUTE OF FRAUD EXAMINERS	MASTERS IN BUSINESS ADMINISTRATION